UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2009

Neurologix, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-13347	06-1582875
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey	07024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 592-6451

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Neurologix, Inc. (the “Company”) has entered into Amendment No. 3 (the “Amendment”), effective July 23, 2009, to its Clinical Study Agreement (the “Agreement”) with Cornell University for and on behalf of its Joan & Sanford I. Weill Medical College (“Cornell”). The Amendment extends the performance period of the Sponsored Research Program referenced in Section 3 of the Agreement and eliminates from the Scope of Work referenced in Section 1 of the Agreement all research and activities relating to mechanisms by which certain gene therapy treatments may penetrate the blood-brain barrier. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. Dr. Michael G. Kaplitt, a founder of and consultant to the Company, is on the medical staff of Cornell.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits
See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2009

NEUROLOGIX, INC.

By:    /s/ Marc L. Panoff
         Name:    Marc L. Panoff
         Title:      Chief Financial Officer, Secretary and
                        Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 3 to the Clinical Study Agreement between Neurologix, Inc. and Cornell University for and on behalf of its Joan & Sanford I. Weill Medical College, dated as of July 23, 2009.